Exhibit 99.2

Hawthorn Bancshares Announces Cash Dividend and Stock Dividend

Jefferson City, MO. — April 28, 2021 — Hawthorn Bancshares, Inc. (NASDAQ: HWBK) announced today that its Board of Directors approved an increase in the quarterly cash dividend of $0.02 per share, or 15.4%, to a total of $0.15 per share, payable July 1, 2021 to shareholders of record at the close of business on June 15, 2021.The board also approved a special stock dividend of 4% payable July 1, 2021 to shareholders of record at the close of business on June 15, 2021.

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City, Missouri with additional locations in the Missouri communities of Lee's Summit, Liberty, St. Louis, Springfield, Independence, Columbia, Clinton, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert, Missouri.

Contact:  Hawthorn Bancshares, Inc.

Stephen E. Guthrie

Chief Financial Officer

TEL: 573.761.6100   FAX: 573.761.6272

www.HawthornBancshares.com

Statements made in this press release that suggest Hawthorn Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. You can identify forward-looking statements from the use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained herein, including statements pertaining to the uncertain financial impact of COVID-19. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, many of which may be incorrect or imprecise and are beyond our ability to control or predict.  There is no assurance the events or circumstances reflected in any forward-looking statements will occur. Additional information concerning factors that could cause actual results to differ materially from those reflected in any forward-looking statements is contained from time to time in the Company's quarterly and annual reports filed with the Securities and Exchange Commission. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to any forward-looking statements attributable to us.